UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Disposition of Assets.

On March 30, 2007, Altria Group, Inc. (“Altria”) completed the spin-off of Kraft Foods Inc. (“Kraft”) to Altria stockholders. The distribution of the approximately 88.9% of Kraft’s outstanding shares owned by Altria was made on March 30, 2007, to Altria stockholders of record as of 5:00 p.m. Eastern Time on March 16, 2007, the record date. Each Altria stockholder received 0.692024 of a share of Kraft for each share of Altria common stock held as of the record date. Altria stockholders will receive cash in lieu of fractional shares for amounts of less than one Kraft share.

In the aggregate, Altria distributed 1,455,000,000 shares of Kraft Class A common stock to Altria stockholders. Based on the closing price for Kraft Class A common stock on the New York Stock Exchange on March 30, 2007 of $31.66 per share, the aggregate market value of the shares distributed was approximately $46.1 billion. The distribution was structured to be tax free to Altria stockholders for U.S. federal income tax purposes, except to the extent of cash received in lieu of fractional shares.

Kraft, through its subsidiaries, manufactures and markets packaged food and beverage products, consisting principally of beverages, cheese, snacks, convenient meals and various packaged grocery products.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information

Included as Exhibit 99.1 are (i) unaudited pro forma condensed consolidated statements of earnings for the years ended December 31, 2006, 2005 and 2004, that treat the spin-off of Kraft as if the distribution and related transactions occurred on January 1, 2004 and (ii) an unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 that gives effect to the spin-off of Kraft as if the distribution and related transactions occurred on December 31, 2006.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the separation of Kraft been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with Altria’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2006, and Management’s Discussion and Analysis included in Altria’s Annual Report on Form 10-K for the year ended December 31, 2006.

(d)	Exhibits

99.1	Unaudited Pro Forma Financial Statements including:

(i)	Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the Years Ended December 31, 2006, 2005 and 2004; and

(ii)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

	By:	/S/ JOSEPH A. TIESI
		Name:	Joseph A. Tiesi
		Title:	Vice President and Controller
DATE: April 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Statements including:

(i) Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the Years Ended December 31, 2006, 2005 and 2004; and

(ii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006.